UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 14, 2019
CEC ENTERTAINMENT, INC.
(Exact name of registrant as specified in charter)

Kansas	1-13687	48-0905805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1707 Market Place Blvd, Suite 200 Irving, Texas	75063
(Address of principal executive offices)	(Zip Code)
(972) 258-8507
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 2.02. Results of Operations and Financial Condition.
On August 14, 2019, the Company issued a press release announcing its financial results for the second quarter ended June 30, 2019. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release of CEC Entertainment, Inc. dated August 14, 2019

2

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEC ENTERTAINMENT, INC.

Date: August 14, 2019	By:	/s/ James A. Howell
James A. Howell
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of CEC Entertainment, Inc. dated August 14, 2019

4

Exhibit 99.1

CEC ENTERTAINMENT, INC. REPORTS FIFTH CONSECUTIVE QUARTER OF COMPARABLE VENUE SALES GROWTH

IRVING, Texas - August 14, 2019 - CEC Entertainment, Inc. (“CEC” or the “Company”), a nationally recognized leader in family entertainment and dining, today announced financial results for its second quarter ended June 30, 2019.

First Half and Second Quarter Results (1)
For the six-month period ended June 30, 2019, comparable venue sales increased 4.5% over the prior year period. Total revenues for the six-month period ended June 30, 2019 increased from $472.3 million to $488.5 million. Our second quarter 2019 results were negatively impacted by the shift of the Easter holiday and several spring breaks into the second quarter in 2019 instead of the first quarter in 2018. Comparable venue sales increased 0.5% in the second quarter of 2019 compared to the second quarter of 2018. For the second quarter of 2019, total revenues decreased $2.2 million, or 1.0%, to $215.2 million, compared to $217.4 million in the second quarter of 2018. The decrease in revenues for the second quarter was primarily attributable to net breakage related to PlayPass of $1.3 million for the second quarter of 2019 compared to $5.2 million for the second quarter of 2018, declining as a result of the third quarter 2018 introduction of All You Can Play, our time-based play offering.
The Company reported a net loss of $8.7 million for the second quarter of 2019, compared to a net loss of $9.0 million for the second quarter of 2018. The net loss for the current quarter was positively impacted by the increase in Company-operated venue sales and lower food and beverage costs, driven by favorability in commodity prices and volume. These favorable impacts were partially offset by an increase in interest expense, driven by the increase in LIBOR rates on our variable rate debt.
“We posted our fifth consecutive quarter of comparable venue sales growth in the second quarter of 2019, driven by the positive impact of the All You Can Play and More Tickets initiatives,” said Tom Leverton, Chief Executive Officer. “We are pleased with our results for the first half of 2019 and our flow through to earnings despite continued pressures from wage growth. We remain optimistic about the growth prospects in the business going forward.”
Adjusted EBITDA (1) for the six-month period ended June 30, 2019 increased $8.8 million, or 8.4%, to $114.5 million from $105.7 million for the six-month period ended July 1, 2018. For the second quarter of 2019, Adjusted EBITDA decreased $1.0 million, or 2.5%, to $38.4 million from $39.4 million for the second quarter of 2018.
Balance Sheet and Liquidity
As of June 30, 2019, the Company had cash and cash equivalents of $113.6 million with net availability of $86.5 million on the undrawn revolving credit facility. There is $975.1 million of principal outstanding on the Company’s long-term debt.
On August 1, 2019, the Company announced that it is seeking to obtain a new first lien senior secured credit facility to refinance in full its existing secured credit facilities.
During the second quarter of 2019, the Company made $16.3 million of capital expenditures, of which $6.5 million related to growth initiatives, $0.4 million related to IT initiatives, and $9.4 million related to maintenance capital expenditures, primarily consisting of game enhancements and general venue capital expenditures.
________________

(1)	For our definition of Adjusted EBITDA, see the financial table “Reconciliation of Non-GAAP Financial Measures” included within this press release.

As of June 30, 2019, the Company’s system-wide portfolio consisted of:

	Chuck E. Cheese	Peter Piper Pizza	Total
Company operated	516	38	554
Domestic franchised	25	61	86
International franchised	67	42	109
Total	608	141	749
Conference Call Information
Tom Leverton, Chief Executive Officer, and Jim Howell, Chief Financial Officer, will host a conference call beginning this morning at 7:00 a.m. Central Time. The call can be accessed by dialing (201) 689-8263 and conference code 13693114.
A replay of the call will be available from 10:00 a.m. Central Time on August 14, 2019 through 10:59 p.m. Central Time on August 28, 2019 and can be accessed by dialing (412) 317-6671 and conference code 13693114. Investors and interested parties may also listen to a live and archived webcast of the conference call by visiting www.chuckecheese.com under the link “Investor Relations.”
About CEC Entertainment, Inc.
CEC Entertainment, Inc. is the nationally recognized leader in family dining and entertainment with both its Chuck E. Cheese and Peter Piper Pizza venues. As America's #1 place for birthdays and the place Where A Kid Can Be A Kid®, Chuck E. Cheese’s goal is to create positive, lifelong memories for families through fun, play and delicious handmade pizza. With the first-of-its-kind gaming experience, All You Can Play, kids have access to play every game at Chuck E. Cheese, as many times as they want on any day, without any restrictions. Committed to providing a fun, safe environment, Chuck E. Cheese helps protect families through industry-leading programs such as Kid Check®. As a strong advocate for its local communities, Chuck E. Cheese has donated more than $16 million to schools through its fundraising programs and supports its new national charity partner, Boys and Girls Clubs of America. Peter Piper Pizza features dining, entertainment and carryout with a neighborhood pizzeria feel and “pizza made fresh, families made happy” culture. Peter Piper Pizza takes pride in delivering quality food and fun that reconnects family and friends. With a bold design and contemporary layout, an open kitchen revealing much of their handcrafted food preparation, the latest technology and games, and beer and wine for adults, Peter Piper Pizza restaurants appeal to parents and kids alike. As of June 30, 2019, the Company and its franchisees operated a system of 608 Chuck E. Cheese and 141 Peter Piper Pizza venues, with locations in 47 states and 14 foreign countries and territories. For more information, visit chuckecheese.com and peterpiperpizza.com.

Investor Inquiries:                        Media Inquiries:
Jim Howell                            Current Marketing for Chuck E. Cheese
Chief Financial Officer                        Sara Spencer
CEC Entertainment, Inc.                        (312) 935-1223
(972) 258-4525                            Current@cecentertainment.com
jhowell@cecentertainment.com

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements, which involve risks and uncertainties. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future operations, objectives of management and expected market growth, are forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future events and, therefore, involve a number of assumptions, risks and uncertainties, including the risk factors described in Part I, Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 30, 2018, filed with the Securities and Exchange Commission on March 12, 2019. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including but not limited to:

▪	our strategy, outlook and growth prospects;

▪	our operational and financial targets and dividend policy;

▪	our planned expansion of the venue base and the implementation of the new design in our existing venues;

▪	general economic trends and trends in the industry and markets; and

▪	the competitive environment in which we operate.
These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause our results to vary from expectations include, but are not limited to:

▪	negative publicity and changes in consumer preferences;

▪	our ability to successfully expand and update our current venue base;

▪	our ability to successfully implement our marketing strategy;

▪	our ability to compete effectively in an environment of intense competition;

▪	our ability to weather economic uncertainty and changes in consumer discretionary spending;

▪	increases in food, labor and other operating costs;

▪	the impact of labor scheduling legislation;

▪	our ability to successfully open international franchises and to operate under the United States and foreign anti-corruption laws that govern those international ventures;

▪	risks related to our substantial indebtedness;

▪	failure of our information technology systems to support our current and growing businesses;

▪	disruptions to our commodity distribution system;

▪	our dependence on third-party vendors to provide us with sufficient quantities of new entertainment-related equipment, prizes and merchandise at acceptable prices;

▪	risks from product liability claims and product recalls;

▪	the impact of governmental laws and regulations and the outcomes of legal proceedings;

▪	potential liability under certain state property laws;

▪	fluctuations in our financial results due to new venue openings;

▪	local conditions, natural disasters, terrorist attacks and other events and public health issues;

▪	the seasonality of our business;

▪	inadequate insurance coverage;

▪	labor shortages and immigration reform;

▪	loss of certain personnel;

▪	our ability to protect our trademarks or other proprietary rights;

▪	risks associated with owning and leasing real estate, as well as the risks from any forced venue relocation or closure;

▪	impairment charges for goodwill, indefinite-lived intangible assets or other long-lived assets;

▪	our ability to successfully integrate the operations of companies we acquire;

▪	our failure to maintain adequate internal controls over our financial and management systems; and

▪	other risks, uncertainties and factors set forth in Part I, Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 30, 2018, filed with the SEC on March 12, 2019.
The forward-looking statements made in this press release reflect our views with respect to future events as of the date of this press release and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this press release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this report. We anticipate that subsequent events and developments will cause our views to change. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

CEC ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(in thousands, except percentages)

	Three Months Ended				Six Months Ended
	June 30, 2019		July 1, 2018		June 30, 2019		July 1, 2018

REVENUES:
Food and beverage sales	$91,650	42.6%	$96,258	44.3%	$209,466	42.9%	$214,635	45.4%
Entertainment and merchandise sales	117,413	54.6%	115,904	53.3%	267,090	54.7%	247,021	52.3%
Total company venue sales	209,063	97.2%	212,162	97.6%	476,556	97.6%	461,656	97.8%
Franchise fees and royalties	6,113	2.8%	5,196	2.4%	11,933	2.4%	10,606	2.2%
Total revenues	215,176	100.0%	217,358	100.0%	488,489	100.0%	472,262	100.0%
OPERATING COSTS AND EXPENSES:
Company venue operating costs and expenses (excluding Depreciation and amortization):
Cost of food and beverage (1)	21,285	23.2%	22,894	23.8%	47,937	22.9%	50,254	23.4%
Cost of entertainment and merchandise (2)	9,452	8.1%	8,421	7.3%	21,198	7.9%	17,802	7.2%
Total cost of food, beverage, entertainment and merchandise (3)	30,737	14.7%	31,315	14.8%	69,135	14.5%	68,056	14.7%
Labor expenses (3)	63,975	30.6%	62,618	29.5%	136,480	28.6%	129,966	28.2%
Lease costs (3)	27,516	13.2%	24,714	11.6%	54,543	11.4%	48,764	10.6%
Other venue operating expenses (3)	32,653	15.6%	37,069	17.5%	67,950	14.3%	75,132	16.3%
Total company venue operating costs and expenses (3)	154,881	74.1%	155,716	73.4%	328,108	68.8%	321,918	69.7%
Other costs and expenses:
Advertising expense	10,977	5.1%	12,977	6.0%	23,230	4.8%	26,952	5.7%
General and administrative expenses	14,649	6.8%	13,416	6.2%	29,893	6.1%	26,325	5.6%
Depreciation and amortization	24,118	11.2%	25,493	11.7%	48,452	9.9%	52,065	11.0%
Transaction, severance and related litigation costs	8	—%	191	0.1%	31	—%	725	0.2%
Asset impairments	1,285	0.6%	1,591	0.7%	1,285	0.3%	1,591	0.3%
Total operating costs and expenses	205,918	95.7%	209,384	96.3%	430,999	88.2%	429,576	91.0%
Operating income	9,258	4.3%	7,974	3.7%	57,490	11.8%	42,686	9.0%
Interest expense	19,979	9.3%	19,113	8.8%	39,787	8.1%	37,671	8.0%
Income (loss) before income taxes	(10,721)	(5.0)%	(11,139)	(5.1)%	17,703	3.6%	5,015	1.1%
Income tax expense (benefit)	(1,987)	(0.9)%	(2,174)	(1.0)%	5,191	1.1%	1,759	0.4%
Net income (loss)	$(8,734)	(4.1)%	$(8,965)	(4.1)%	$12,512	2.6%	$3,256	0.7%
________________
Percentages are expressed as a percent of total revenues (except as otherwise noted).
(1)    Percentage amount expressed as a percentage of food and beverage sales.
(2)    Percentage amount expressed as a percentage of entertainment and merchandise sales.
(3)    Percentage amount expressed as a percentage of total company venue sales.
Due to rounding, percentages presented in the table above may not sum to total. The percentage amounts for the components of cost of food and beverage and the cost of entertainment and merchandise may not sum to total due to the fact that cost of food and beverage and cost of entertainment and merchandise are expressed as a percentage of related food and beverage sales and entertainment and merchandise sales, as opposed to total company venue sales.

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share information)

	June 30, 2019	December 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$113,636	$63,170
Restricted cash	182	151
Other current assets	67,393	83,411
Total current assets	181,211	146,732
Property and equipment, net	523,617	539,185
Operating lease right-of-use assets, net (1)	537,031	—
Goodwill	484,438	484,438
Intangible assets, net	469,730	477,085
Other noncurrent assets	17,781	18,725
Total assets	$2,213,808	$1,666,165
LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Bank indebtedness and other long-term debt, current portion	$7,600	$7,600
Operating lease obligations, current portion (1)	48,381	—
Other current liabilities	113,258	98,982
Total current liabilities	169,239	106,582
Operating lease obligations, less current portion (1)	523,598	—
Bank indebtedness and other long-term debt, net of deferred financing costs, less current portion	959,874	961,514
Deferred tax liability	106,646	107,058
Other noncurrent liabilities	199,356	248,440
Total liabilities	1,958,713	1,423,594
Stockholder’s equity:
Common stock, $0.01 par value; authorized 1,000 shares; 200 shares issued as of June 30, 2019 and December 30, 2018	—	—
Capital in excess of par value	359,867	359,570
Accumulated deficit	(103,148)	(115,660)
Accumulated other comprehensive loss	(1,624)	(1,339)
Total stockholder’s equity	255,095	242,571
Total liabilities and stockholder’s equity	$2,213,808	$1,666,165
________________
(1) Effective December 31, 2018. the Company adopted ASC 842 using the modified retrospective approach. Under the modified retrospective approach, the comparative information has not been restated and continues to be reported under the accounting standards in effect for that period.

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Six Months Ended
	June 30, 2019	July 1, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$12,512	$3,256
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	48,452	52,065
Asset impairments	1,285	1,591
Deferred income taxes	(309)	(3,626)
Stock-based compensation expense	2,096	227
Amortization of lease related liabilities	—	(508)
Amortization of original issue discount and deferred debt financing costs	2,117	2,226
Loss on asset disposals, net	1,983	2,038
Non-cash lease costs	1,663	2,931
Change in operating lease liabilities	(945)	—
Other adjustments	(270)	348
Changes in operating assets and liabilities:
Operating assets	504	(3,736)
Operating liabilities	21,984	8,213
Net cash provided by operating activities	91,072	65,025
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(34,342)	(36,808)
Development of internal use software	(609)	(1,022)
Proceeds from sale of property and equipment	141	412
Net cash used in investing activities	(34,810)	(37,418)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments on senior term loan	(3,800)	(3,800)
Other financing activities	(1,963)	(2,074)
Net cash used in financing activities	(5,763)	(5,874)
Effect of foreign exchange rate changes on cash	(2)	49
Change in cash, cash equivalents and restricted cash	50,497	21,782
Cash, cash equivalents and restricted cash at beginning of period	63,321	67,312
Cash, cash equivalents and restricted cash at end of period	$113,818	$89,094

CEC ENTERTAINMENT, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(in thousands, except percentages)

Non-GAAP Financial Measures
Certain financial measures presented in this press release, such as Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) and Adjusted EBITDA as a percentage of revenues (“Adjusted EBITDA Margin”) are not recognized terms under accounting principles generally accepted in the United States (“GAAP”). The Company’s management believes that the presentation of these measures is appropriate to provide useful information to investors regarding its operating performance and its capacity to incur and service debt and fund capital expenditures. Further, the Company believes that Adjusted EBITDA is used by many investors, analysts and rating agencies as a measure of performance. The Company also presents Adjusted EBITDA because it is substantially similar to Credit Agreement EBITDA, a measure used in calculating financial ratios and other calculations under our debt agreements, except for excluding the annualized full year effect of Company-operated and franchised venues that were opened and closed during the year. By reporting Adjusted EBITDA, the Company provides a basis for comparison of its business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance.
The Company’s definition of Adjusted EBITDA allows for the exclusion of certain non-cash and other income and expense items that are used in calculating net income from continuing operations. However, these are items that may recur, vary greatly and can be difficult to predict. They can represent the effect of long-term strategies as opposed to short-term results. In addition, certain of these items can represent the reduction of cash that could be used for other corporate purposes. These measures should not be considered as alternatives to operating income, cash flows from operating activities or any other performance measures derived in accordance with GAAP as measures of operating performance, or cash flows as measures of liquidity. These measures have important limitations as analytical tools, and users should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, the Company relies primarily on its GAAP results and uses Adjusted EBITDA and Adjusted EBITDA Margin only supplementally.
The following table sets forth a reconciliation of net income (loss) to Adjusted EBITDA and Adjusted EBITDA Margin for the periods shown:

	Three Months Ended		Six Months Ended
	June 30, 2019	July 1, 2018	June 30, 2019	July 1, 2018

Total revenues	$215,176	$217,358	$488,489	$472,262
Net income (loss) as reported	$(8,734)	$(8,965)	$12,512	$3,256
Interest expense	19,979	19,113	39,787	37,671
Income tax expense (benefit)	(1,987)	(2,174)	5,191	1,759
Depreciation and amortization	24,118	25,493	48,452	52,065
EBITDA	33,376	33,467	105,942	94,751
Asset impairments	1,285	1,591	1,285	1,591
Loss on asset disposals, net	1,028	801	1,983	2,038
Unrealized (gain) loss on foreign exchange	(295)	339	(637)	695
Non-cash stock-based compensation	949	163	2,111	227
Lease costs book to cash	966	2,015	1,698	4,188
Franchise revenue, net cash received	472	322	1,170	742
Venue pre-opening costs	151	2	216	25
One-time and unusual items	485	702	785	1,467
Adjusted EBITDA	$38,417	$39,402	$114,553	$105,724
Adjusted EBITDA Margin	17.9%	18.1%	23.5%	22.4%